EXHIBIT  23.2  CONSENT  OF  CLYDE  BAILEY,  P.C.

October  19,  2004

To  the  Board  of  Directors  of
Jane  Butel  Corporation
400  Gold  Avenue  SW,  Suite  750
Albuquerque,  New  Mexico  87102

Gentlemen:

We hereby consent to the use of our audit report dated August 20, 2004 of Jane Butel Corporation for the year ended December 31, 2003 in the Form S-8 of Jane
Butel  Corporation  dated  October  19,  2004.



/s/  Clyde  Bailey
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Clyde  Bailey,  P.C.